Exhibit 4.1

                       REGISTRATION RIGHTS AGREEMENT


      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of February 11, 1997 by and among ECKLER INDUSTRIES, INC., a Florida corporation (the "Company"), and R.C. HILL, II (the "Holder").



                             R E C I T A L S:

      WHEREAS, the Holder is the beneficial owner of 176,078 shares of the Company's Class B $.01 par value Common Stock ("Common Stock"); and

      WHEREAS, the Holder acquired the Common Stock as part of the sale of his company, Liberty Finance Company, to a subsidiary of the Company.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and the Holder agree as follows:

      1. Certain Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

          "Commission" shall mean the Securities and Exchange Commission.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

           "Registrable Stock" shall mean 176,078 shares of Common Stock beneficially owned by the Holder.

           "Secondary Offering" shall mean a public offering subsequent to the date hereof.

           "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Selling Expenses" shall mean all underwriting discounts, selling commissions and underwriter expense reimbursement allowances applicable to the sale of Registrable Stock, as well as all fees and expenses of counsel for the Holder.

    2.    "Piggyback" Registration.

           (a) If the Company at any time after the date of this Agreement proposes to register any of its securities under the Securities Act (other than in connection with (i) a merger or pursuant to Form S-8 or other comparable form not available for registering the Registrable Stock for sale to the public), or (ii) a registration statement filed on the exercise of demand registration rights held by a holder of securities of the Company, the Company shall request that the managing underwriter (if any) of such Secondary Offering include the Registrable Stock in the registration statement for the public offering in such registration. If such managing underwriter agrees to include the Registrable Stock in the registration statement relating to the Secondary Offering, the Company shall at such time give prompt written notice to the Holder of its intention to effect such registration and of the Holder's right under such proposed registration, and upon the request of the Holder delivered to the Company within twenty (20) days after giving such notice (which request shall specify the Registrable Securities intended to be disposed of by the Holder), the Company shall include such Registrable Securities held by the Holder requested to be included in such registration; provided, however, that:

               (i)  If, at any time after giving such written notice of the
Company's intention to register any of the Holder's Registrable Stock and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to file the registration statement wherein the Registrable Stock would be registered or to delay the registration of such Registrable Stock, at its sole election, the Company may give written notice of such determination to the Holder and thereupon shall be relieved of its obligation to register any Registrable Stock issued or issuable in connection with such registration (but not from its obligation to pay registration expenses in connection therewith or to register the Registrable Stock in a subsequent registration); and in the case of a determination to delay a registration, the Company shall thereupon be permitted to delay registering any Registrable Stock for the same period as the delay in respect of securities being registered for the Company's own account.

                (ii) If the managing underwriter in such Secondary Offering shall advise the Company that it declines to include a portion or all of the Common Stock which holders of Common Stock with piggyback registration rights have requested be included in such Secondary Offering, then registration of all or a portion of the Common Stock of all such holders shall be excluded from such registration, as appropriate, on a proportional basis determined by comparing the number of shares of Common Stock which each such holder requested be registered against the total of all shares of Common Stock that all such holders requested be registered. In such event the Company shall give the Holder prompt written notice of the number of shares of Registrable Stock excluded from such registration at the request of the managing underwriter. No such exclusion shall reduce the securities being offered by the Company for its own account to be included in such registration statement.

                (iii) The Company shall not be required to include any of the Holder's Registrable Stock in the registration statement relating to an underwritten offering of the Company's securities unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (provided such terms are usual and customary for selling stockholders) and the Holder agrees to execute and/or deliver such documents in connection with such registration as the Company or the managing underwriter may reasonably request.

                (iv) If the managing underwriter shall restrict the amount of the Holder's Registrable Shares which can be included in a Secondary Offering, then the balance of such Registrable Shares shall continue to be fully subject to the terms and rights of this Agreement, which specifically includes piggyback rights in any subsequent Secondary Offering, until all such Registrable Shares have been registered.

           (b) The Company may, in its sole discretion and without the consent of the Holder, withdraw such registration statement and abandon the proposed offering in which the Holder had requested to participate, but such abandonment shall not preclude subsequent request for registration pursuant to Section 2.

           (c) In the event that the Company shall not have undertaken a Secondary Offering on or before the expiration of one (1) year from the date hereof, then, at the written demand of Holder, the Company shall cause the Registrable Shares to be registered for public sale under the Securities Act. If there is a Secondary Offering and not all of Holder's Registrable Shares are included in the Secondary Offering, then the balance of those Registrable Shares will be registered at the latest of: (i) one
(1) year from the date of the Secondary Offering, or (ii) the earliest date permitted by the managing underwriter in the Underwriting Agreement executed as part of the Secondary Offering.

           (d) In all events, if all of the Registrable Shares of Holder have not been registered on or before June 1, 1998, the Company shall cause the balance of the Registrable Shares to be registered for public sale.

      3. Cooperation with Company. The Holder will cooperate with the Company in all respects in connection with this Agreement, including, without limitation, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Stock.

     4. Expenses. All expenses incurred by the Company in complying with the provisions of this Agreement, including, without limitation, all restrictions and filing fees, printing expenses, fees and disbursements of Company counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and costs of insurance, but excluding any Selling Expenses, are called "Registration Expenses."

     The Company will pay all Registration Expenses in connection with each registration of Registrable Stock pursuant to the provisions of this Agreement. All Selling Expenses in connection with each such registration statement shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

     5.   Indemnification and Contribution.

          (a) Company Indemnity. In the event of a registration of any of the Holder's Registrable Stock under the Securities Act pursuant to the provisions of this Agreement, the Company shall indemnify and hold harmless, to the extent permitted by law, the Holder, each underwriter of such Registrable Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Stock was registered under the Securities Act pursuant to the provisions of this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon
(i) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus; or (ii) the Holder's failure to deliver a copy of the final prospectus as then amended or supplemented after the Company has furnished the Holder with a sufficient number of copies of the same, but only if delivery of same is required by law and the same would have cured the defect giving rise to any such loss, claim, damage, liability or expense.

           (b) Holder Indemnity. In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to the provisions of this Agreement, the Holder will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of the Holder under which such Registrable Stock was registered under the Securities Act pursuant to the provisions of this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damages, liability or action; provided that the Holder will be liable hereunder in an amount not to exceed the net proceeds received by the Holder in the sale of its Registrable Stock pursuant to such registration statement and, in any such case, if and only to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to the Holder furnished in writing to the Company by the Holder specifically for use in such registration statement or prospectus.

           (c) Notice; Right to Defend. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party, in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any such liability other than under this Section 6 and shall only relieve it from any liability which it may have to such indemnified party if such indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party under this Section 6 to such effect, the indemnifying party shall not be liable for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

           (d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) the Holder of Registrable Stock exercising rights under this Agreement, or any controlling person of the Holder, makes a claim for indemnification pursuant to this Section 6 but it is judicially determined (by entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Holder or any such controlling person in circumstances for which indemnification is provided under this Section 6, then, and in each such case, the Company and the Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement (in an amount in any case not to exceed the net proceeds received by the Holder in the sale of its Registrable Stock pursuant to such registration statement), and the Company is responsible for the remaining portion; provided that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of
Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     6. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Stock to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

           (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

           (c) furnish to the Holder of Registrable Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any Registrable Stock without registration.

      7. Successors and Assigns. The rights of the Holder granted under this Agreement, including the rights to cause the Company to register the Registrable Stock, may not be assigned without the prior written consent of the Company, which shall not be unreasonably withheld. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the Company and of the Holder.

       8. Entire Agreement. This Agreement expresses the entire understanding of the Company and of the Holder of Registrable Stock and contemporaneous agreements and undertakings of the Company and the Holder with respect to the subject matter of this Agreement.

       9. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage prepaid, or telexed with confirmation of receipt, or delivered by hand or by a nationally recognized overnight delivery service, addressed as follows:

          (a)  If to the Company, at:

               ECKLER INDUSTRIES, INC.
               101 Phillippee Parkway
               Suite 300
               Safety Harbor, Florida 34695
               Attention: Thomas E. Conlan
               Telecopier: (813) 726-5885

or at such other address or addresses as shall have been furnished in writing to the Holder, or

          (b)  If to the Holder, as follows:

                         R.C. Hill, II
                         1211 Salerno Court
                         Orlando, Florida 32806

          With a copy to:     David A. Webster, Esquire
                         Milam, Otero, Larsen, Dawson & Taylor, P.A.
                         1301 Riverplace Boulevard, Suite 1301
                         Jacksonville, Florida 32207

           (c) Any notice so addressed, when mailed by registered or certified mail shall be deemed to be given three days after so mailed, when telexed shall be deemed to be given when transmitted, or when delivered by hand or overnight shall be deemed to be given when delivered.

      10. Amendment and Waiver. This Agreement may be amended, and the observance of any term of this Agreement may be waived, but only with the written consent of the Company and persons holding not less than 51% of all outstanding Registrable Stock.

      11. Governing Law. This Agreement shall be construed in accordance with and governed by the internal, substantive laws of the State of Florida, without giving effect to the conflicts of law principles thereof.

      12. Invalidity of Provisions. If any provisions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

      13. Headings. The headings in this Agreement are for purposes of reference only and shall not be deemed to alter or affect the meaning or interpretation of any of the provisions of this Agreement.

      14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

      15. Time of the Essence. Time shall be of the essence for all performances hereunder.

      IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the 12th day of February, 1997.

                         ECKLER INDUSTRIES, INC.,
                         a Florida corporation


                         By: /S/ J. Neal Hutchinson, Jr.
                         Name:
                         Title: Asst. V.P.

                         HOLDER


                         /S/ R.C. Hill, II
                         R.C. Hill, II